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                                                                    Exhibit 10.1

                             KANKAKEE BANCORP, INC.

                            2003 STOCK INCENTIVE PLAN

Section 1.     Purpose of the Plan.

        The KANKAKEE BANCORP, INC. 2003 STOCK INCENTIVE PLAN (the "Plan") is intended to provide a means whereby directors and employees of KANKAKEE BANCORP, INC., a Delaware corporation (the "Company"), and the Related Corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and the Related Corporations, and to encourage them to remain with and devote their best efforts to the business of the Company and the Related Corporations, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may permit certain directors and employees to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

Section 2.     Definitions.

        The following terms, when used herein and unless the context clearly requires otherwise, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        (a) "Award" means any Option, SAR or Restricted Stock Award granted pursuant to this Plan.

        (b)    "Board" means the board of directors of the Company.

        (c) "Cause" means the commission of fraud, the misappropriation of or intentional material damage to the property or business of the Company or the Related Corporations, the substantial failure to fulfill the duties and responsibilities of a regular position and/or comply with the Company's or the Related Corporations' policies, rules or regulations, or the conviction of a felony.

        (d)    "Change of Control" means:

               (i) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the then outstanding Voting Securities of the Company other than through receipt of Shares pursuant to the Plan;

               (ii) The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Plan, be considered as a member of the Board; or

               (iii) Consummation of: (1) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Company's Voting Securities outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or sale or other disposition of all or substantially all of the assets of the Company.

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                       Notwithstanding the foregoing, a Change of Control shall
               not be deemed to occur solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition

        (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

        (f) "Committee" means the Compensation Committee of the Board, which is comprised solely of directors who are (i) "non-employee directors" for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) "outside directors" for purposes of Section 162(m) of the Code.

        (g) "Compete" means within a period of one (1) year after the Termination of Service, the direct or indirect competition with the business of the Company or a Related Corporation, including, but not by way of limitation, the direct or indirect owning, managing, operating, controlling, financing or serving as an officer, employee, director or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company or a Related Corporation to terminate employment and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union, brokerage firm, or similar financial institution within a thirty (30) mile radius of the office of the Company or a Related Corporation in which the individual is principally located, except with the express prior written consent of the Company.

        (h) "Disability" means a physical or mental disability (within the meaning of Section 22(e)(3) of the Code) which impairs the individual's ability to substantially perform his or her current duties for a period of at least six
(6) consecutive months, as determined by the Committee.

        (i) "Effective Date" means February 11, 2003, the date this Plan is adopted by the Board.

        (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

        (k) "Fair Market Value" means as of any date, the value of a share of the Company's common stock determined as follows:

               (i) if such common stock is then quoted on the American Stock Exchange, its last reported sale price on the American Stock Exchange on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

               (ii) if such common stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the common stock is listed or admitted to trading;

               (iii) if such common stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

               (iv) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

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        (l)    "Incentive Stock Option" means an award under the Plan that satisfies the general requirements of Section 422 of the Code, namely: (i) grantees must be employees; (ii) the exercise price may not be less than the fair market value of the underlying Shares at the date of grant; (iii) no more than $100,000 worth of Shares may become exercisable in any year; (iv) the maximum duration of an award may be ten (10) years; (v) awards must be exercised within three (3) months after termination of employment, except in the event of Disability or death; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.

        (m) "Nonqualified Option" means an option award under the Plan that is not an Incentive Stock Option.

        (n) "Related Corporation" means any corporation, bank or other entity which would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Code.

        (o) "Restricted Stock" means an award of Shares under the Plan that are restricted as to transfer and subject to forfeiture.

        (p) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

        (q)    "Shares" means shares of the common stock of the Company.

        (r) "Stock Appreciation Rights" means rights entitling the grantee to receive the appreciation in the market value of a stated number of Shares.

        (s) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

        (t) "Termination of Service" means the termination of a person's status as a director or employee of the Company or a Related Corporation.

        (u) "Voting Securities" means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 3.     Administration of the Plan.

        The Plan shall be administered by the Committee The Committee, shall have sole authority to:

        (a) select the directors and employees to whom awards shall be granted under the Plan;

        (b)    establish the amount and conditions of each such award;

        (c) prescribe any legend to be affixed to certificates representing such awards;

        (d)    interpret the Plan; and

        (e) adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

        All decisions made by the Committee in administering the Plan shall be final.

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Section 4.     Shares Subject to the Plan.

        The aggregate number of Shares that may be obtained by directors and employees under the Plan shall be 116,500 Shares. Each person is eligible to receive Awards with respect to an aggregate maximum of 100,000 Shares under the term of the Plan. If an Award expires, is canceled, terminated, surrendered (without exercise), or otherwise becomes unexercisable for any reason, then the Shares allocable to the expired, canceled, terminated, surrendered or otherwise unexercisable Award shall again be subject to Awards available under the Plan. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.

Section 5.     Stock Options.

        (a) Type of Options. The Committee may issue options that constitute Incentive Stock Options to employees and Nonqualified Options to directors and employees under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Stock Option or a Nonqualified Option.

        (b) Terms of Options. Except as provided in paragraphs (c) and (d) of this Section, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, without limitation, option price, vesting schedule and option term.

        (c) Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

               (i) Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option; provided that the minimum number will not prevent the option holder from exercising an option for the full number of Shares for which it is then exercisable.

               (ii) Method of Exercise. Except as otherwise provided in any written option agreement, the exercise price of an option shall be paid in full (i) in cash; (ii) in Common Stock valued at its Fair Market Value on the date of exercise, provided it has been owned by the optionee for at least six (6) months prior to the exercise; (iii) in cash by an unaffiliated broker-dealer to whom the holder of the option has submitted an exercise notice consisting of a fully endorsed option; (iv) by agreeing to surrender SARs then exercisable by him valued at their Fair Market Value on the date of exercise; (v) by such other medium of payment as the Committee, in its discretion, shall authorize; or (vi) by any combination of clauses (i) through (v) above, as the optionee shall elect. In the case of payment pursuant to clauses (ii) through (v) above, the optionee's election must be made on or prior to the date of exercise of the option and must be irrevocable. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election that shall govern all future exercises of options until revoked by the optionee.

               (iii)   Term of Option. No option may be exercised more than the
                       (10) years after the date of grant. No option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of Disability or death as provided in subparagraph
                       (c)(iv) below.

               (iv) Cessation of Vesting. Immediately upon an optionee's Termination of Service for any reason, all vesting of outstanding and unvested Options shall cease and all unvested Options shall be forfeited, unless otherwise provided by the Committee or in the Stock Option Agreement.

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               (v)     Disability or Death of Optionee. If an optionee's
                       Termination of Service occurs due to Disability or death prior to exercise in full of any options, he or she, or his or her beneficiary, executor, administrator or personal representative, shall have the right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination as provided in the stock option agreement, or as may otherwise be provided by the Committee.

               (vi) Termination For Cause. If an Optionee's Termination of Service is for Cause, all Options, vested and unvested, shall be forfeited.

               (vii) Transferability. No option may be transferred, assigned or encumbered by an optionee, except: (a) by will or the laws of descent and distribution; (b) by gifting for the benefit of descendants for estate planning purposes; or
                       (c) pursuant to a certified domestic relations order.

        (d) Additional Terms Applicable to Incentive Options. Each Incentive Stock Option shall be subject to the following terms and conditions:

               (i) Option Price. The option price per Share shall not be less than 100% of the fair market value of a Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall not be less than 110% of the fair market value of a Share on the date the option is granted.

               (ii)    Term of Option. No option may be exercised more than ten
                       (10) years after the date of grant. No option granted to a 10% Stockholder may be exercised more than five (5) years after the date of grant. Notwithstanding any other provisions hereof, no option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of death or Disability, in which case the option may be exercised as provided in subparagraph (c)(v) of this Section.

               (iii) Annual Exercise Limit. The aggregate fair market value of Shares which first become exercisable during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted. To the extent the $100,000 limitation is exceeded, the excess shall be deemed a Nonqualified Option.

               (iv) Transferability. No option may be transferred, assigned or encumbered by an optionee, except by will or the laws of descent and distribution, and during the optionee's lifetime an option may only be exercised by him or her.

               (v) Notice of Disqualifying Dispositions. If an optionee sells or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Option on or before the later of (1) the date two (2) years after the date of grant, and (2) the date one year after the exercise of the Incentive Option (in either case, a "Disqualifying Disposition"), the optionee must immediately notify the Company in writing of such disposition. The optionee may be subject to income tax withholding by the Company on the compensation income recognized by the optionee from the Disqualifying Disposition.

Section 6.     Restricted Stock Awards.

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        (a)    Grants. An award of Restricted Stock under the Plan ("RSAs")
shall be evidenced by a written agreement in such form and consistent with the Plan as the Committee shall approve from time to time.

        (b) Restriction Period. RSAs awarded under the Plan shall be subject to such terms, conditions and restrictions as shall be determined by the Committee at the time of grant, including, without limitation: (i) prohibitions against transfer; (ii) substantial risks of forfeiture; (iii) attainment of performance objectives; and (iv) repurchase by the Company or right of first refusal for such period or periods as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

        (c) Registration. Any Restricted Stock may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the grantee, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, and shall be held in escrow by the Company. Grantee shall execute a stock power or powers assigning the Shares of Restricted Stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the Shares of Restricted Stock.

        (d) Restrictions Upon Transfer. RSAs awarded, and the right to vote underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the restriction period applicable to such Shares, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order. Subject to the foregoing, and except as otherwise provided in the Plan, the grantee shall have all the other rights of a stockholder including, without limitation, the right to receive dividends and the right to vote such Shares.

        (e) Lapse of Restrictions. Each restricted stock agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares, free of the foregoing restrictive legend, shall be issued to the grantee or his or her legal representative.

        (f) Termination Prior to Lapse of Restrictions. In the event of a grantee's Termination of Service prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

Section 7.     Stock Appreciation Rights.

        (a) Grants. An award of Stock Appreciation Rights under the Plan ("SARs") may be granted separately or in tandem with or by reference to an option granted prior to or simultaneously with the grant of such rights, to such eligible directors and employees, as may be selected by the Committee, and shall be evidenced by a written agreement in such form and consistent with the Plan as the Committee shall approve from time to time.

        (b) Terms of Grant. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both. SARs shall not be transferable, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order, and shall be exercisable for no more than ten (10) years after the date of grant.

        (c) Payment on Exercise. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares

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at the date of grant of the SAR or of the related option, as the case may be.
Such excess shall be paid in cash or in such other form as the Committee shall determine.

Section 8.     Right of First Refusal.

        (a) Restrictions on Transfer. As a condition to the receipt of any award under this Plan and without the express prior written consent of the Company, an owner of any Shares issued under the Plan ("Plan Shares") shall not sell any Plan Shares without first complying with the terms of this Section. Any owner of Plan Shares (the "Owner") who receives a bona fide offer to purchase all of any portion of the Owner's Plan Shares (the "Offer") shall first offer the Plan Shares to the Company in accordance with the terms of this Section. The Owner shall give written notice to the Company stating that he or she has received the Offer, stating the number of Plan Shares to be sold, the name and address of the person(s) making the Offer and the purchase price and terms of payment described in the Offer. The Company or any assignee named by the Company shall have five (5) business days to exercise the Company's right to purchase the Plan Shares that are the subject of the Offer. If the Company assigns such right to purchase, then such assignee shall have all of the rights of the Company with respect to such right to purchase as described in this Section. If neither the Company nor any assignee of the Company decides to purchase the Plan Shares, the Owner may accept the Offer and sell the Plan Shares, but only in strict accordance with the terms of the Offer and only if consummated within fifteen (15) business days after the expiration of the Company's 5-day exercise period. If the Company or its assignee decides to purchase the Plan Shares, the closing of such purchase shall be completed within five (5) business days of the Company's or assignee's notification to the Owner of the exercise of the right to purchase the Plan Shares. For purposes of this Section, the Owner shall include any person who acquires Shares from any other person and for any reason; including, without limitation, by gift, death or sale.

        (b) Additional Restrictions on Transfer. Notwithstanding anything to the contrary contained in this Plan, an Owner may not sell or otherwise transfer Plan Shares at any time in which (i) the Company or any of its executive officers are prohibited from engaging in a transaction of the Company's securities pursuant to the terms of the Company's insider trading policy then in effect; or (ii) the Company is unable to purchase the Plan Shares pursuant to
(A) the Exchange Act or (B) the rules governing any securities exchange or quotation service on which the Plan Shares are quoted or listed for trading.

        (c) Legends. Each certificate issued by the Company that represents any Plan Shares shall bear the following legends:

               "This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Kankakee Bancorp, Inc. 2003 Stock Option Plan. Release from such terms and conditions shall be obtained only in accordance with the provisions of such Plan, a copy of which is on file in the office of the Secretary of said Company."

Section 9.     Amendment or Termination of the Plan.

        The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 13 below) no amendment shall be made without approval of the stockholders of the Company which shall:
(a) increase the aggregate number of Shares with respect to which Incentive Stock Option awards may be made under the Plan; or (b) change the class of persons eligible to receive Incentive Stock Option awards under the Plan; provided, however, that no amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

Section 10.    Term of Plan.

        The Plan shall be effective upon the date of its adoption by the Board, which date is February 11, 2003 (the "Effective Date"); provided that Incentive Stock Options may be granted only if the Plan is approved by the stockholders within twelve (12) months before or after the date of adoption by the Board. Unless sooner terminated under the provisions of Section 8 above, Shares and SARs shall not be granted under the Plan after the expiration of

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ten (10) years from the Effective Date of the Plan. However, awards may be exercisable after the end of the term of the Plan.

Section 11.    Rights as Stockholder.

        Upon delivery of any Share to a director or employee, such person shall have all of the rights of a stockholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

Section 12.    Merger or Consolidation.

        In the event of a Change of Control, the surviving corporation shall either (a) exchange options, Restricted Stock and SARs issued under this Plan for options, Restricted Stock and SARs (with the same aggregate exercise price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such Change of Control) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such Change of Control, or (b) pay to the Grantee, as of the date of the Change of Control, the excess of the Fair Market Value of the Shares as of the Change of Control over the exercise price, if any, of the Award. In the event of a Change of Control, options and SARs shall become immediately and fully exercisable and all restrictions on Restricted Shares shall lapse.

Section 13.    Changes in Capital and Corporate Structure.

        The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction. The adjustment shall be made in an equitable manner which will cause the awards and the economic benefits thereof to remain unchanged as a result of the applicable transaction.

Section 14.    Service.

        An individual shall be considered to be in the service of the Company or a Related Corporation as long as he or she remains a director or employee of the Company or such Related Corporation. Nothing herein shall confer on any individual the right to continued service with the Company or a Related Corporation or affect the right of the Company or such Related Corporation to terminate such service.

Section 15.    Withholding of Tax.

        (a) In General. To the extent the award, issuance or exercise of Options, Restricted Stock or SARs results in the receipt of compensation by a director or employee, the Company is authorized to withhold a portion of such Shares receivable or any cash compensation then or thereafter payable to such person to pay any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the director or employee may tender Shares with a value equal to, or a personal check in the amount of, the tax required to be withheld.

        (b) Stock Withholding. To the extent a grantee incurs tax liability in connection with the exercise or vesting of any award that is subject to tax withholding and the grantee is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the grantee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a fair market value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a grantee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

Section 16.    Delivery and Registration of Stock.

        The Company's obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the

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provisions of the Securities Act or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to: (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable. The Plan is intended to comply with Rule 16b-3, if applicable. Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

Section 17.    Non-Competition; Termination and Reversion.

        Notwithstanding anything contained herein to the contrary, if any recipient of an Award competes with the Company or any Related Corporation, then
(a) any unexercised option or SAR or unvested Restricted Stock held by such recipient shall immediately terminate; and (b) the exercise of any options or SARs or the vesting of any Restricted Stock within the six (6) month period immediately preceding the recipient's Termination of Service shall be rescinded and if the recipient has sold any Shares received upon such exercise or vesting of an Award, the recipient shall be obligated to immediately pay the Company the fair market value, as determined by the Committee, of the Shares as of the date of Termination of Service.

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